EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors
Celgene Corporation:


We consent to the incorporation by reference in this registration statement on Form S-8 of Celgene Corporation of our report dated March 15, 2006, except as to Notes 1B, 1S, 10B, 16 and 19, which are as of November 2, 2006, with respect to the consolidated balance sheets of Celgene Corporation and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, cash flows and stockholders' equity for each of the years in the three-year period ended December 31, 2005, and the related financial statement schedule, and our report dated March 15, 2006, with respect to management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005.


                                                            /s/ KPMG LLP
                                                            --------------------
                                                            KPMG LLP

Short Hills, New Jersey
November 7, 2006